UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2011
THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, Warren, New Jersey	07059

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 903-2000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Signatures

EXPLANATORY NOTE: The Annual Meeting of Shareholders of The Chubb Corporation (the Corporation) was held on April 26, 2011 (the Annual Meeting). On April 28, 2011, the Corporation filed a Form 8-K to report the results of shareholder voting at the Annual Meeting. This Form 8-K/A is being filed to report the action taken by the Corporation’s Board of Directors (the Board) at its regular meeting on June 9, 2011 with regard to the frequency of shareholder advisory votes on executive compensation.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
(d)	In light of the results of the non-binding advisory vote of the Corporation’s shareholders at the Annual Meeting and other relevant considerations, the Corporation has determined that it will hold an annual advisory vote on the compensation payable to its named executive officers until the earlier of:
•	the next advisory vote by the Corporation’s shareholders on the frequency of shareholder votes on the compensation payable to the Corporation’s named executive officers is required; or

•	the determination by the Board that it is in the best interest of the Corporation to hold an advisory vote by the Corporation’s shareholders on the frequency of shareholder votes on the compensation payable to the Corporation’s named executive officers.
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Corporation is required to provide the Corporation’s shareholders with the opportunity to cast a non-binding advisory vote on the frequency of shareholder votes on executive compensation at least once every six calendar years.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION
Date: June 10, 2011	By:	/s/ W. Andrew Macan
		Name:	W. Andrew Macan
		Title:	Vice President and Secretary